Registration No. ___________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIG CAT ENERGY CORPORATION
 (Name of small business issuer in its charter)

Nevada	3533	61-1500382
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

BIG CAT ENERGY CORPORATION	Nevada Agency & Trust Company
201 W. Lakeway	50 West Liberty Street
Suite 1000	Suite 880
Gillette, Wyoming 82718	Reno, Nevada 89501
(307) 685-3122	(775) 322-0626
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]

Common Stock by Selling
Shareholders	8,900,000	$1.75	$15,575,000	$1,668.09

Total	8,900,000	$1.75	$15,575,000	$1,668.09

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

BIG CAT ENERGY CORPORATION
 8,900,000 Shares of Common Stock

This prospectus relates to the sale of up to 8,900,000 shares of our common stock by existing stockholders. All shares of common stock are being offered for sale by the selling shareholders at prices established by the Bulletin Board operated by the National Association of Securities Dealers, Inc. during term of this offering. These prices will fluctuate based on demand for the shares of common stock. Our common stock is traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "BCTE." On October 26, 2006, the closing price of our common stock was $1.50.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

We were incorporated on June 19, 1997. In March 2006, we changed the focus of our business from mining exploration to fluid redistribution in connection with coal bed methane drilling and well operations. We currently own technology and design relating to fluid redistribution in well bore environments and fluid redistribution systems as described and claimed in the U.S. provisional utility patent application of the TDR Group LLC. TDR Group LLC sold us assets including the technology and design of its invention as intangible assets but also all corresponding patent applications for United States or foreign patents for the Invention, any and all right to file applications for patent for the Invention and the actual corresponding patent rights. The assets consisting of the invention were acquired by our company in consideration for the issuance of 12,450,000 restricted shares of our common stock.

We are currently in the process completing field tests of the ARID and moving towards establishing operations to lease or sell the ARID to companies involved in oil and gas exploration and development. The ARID's fluid redistribution technology and related equipment is particularly useful for oil and gas companies who are developing coal bed methane wells since the fluid redistribution technology simplifies the disposal of water associated with coal bed methane wells.

On May 3, 2006, in the process of changing our business focus, we changed our name from Big Cat Mining Corporation to Big Cat Energy Corporation.

Our principal executive office is located at 201 W. Lakeway, Suite 1000, Gillette, Wyoming 82718. Our telephone number is (307) 685-3122 and our registered agent for service of process is Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Our fiscal year end is April 30.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	8,900,000 shares of common stock
Offering price per share	At the market
Net proceeds to us	None
Number of shares outstanding before the offering	27,529,000
Number of shares outstanding after the offering if all of the shares are sold	27,529,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	July 31, 2006	April 30, 2006	April 30, 2005
	(Unaudited)	(Audited)	(Audited)
Balance Sheet
Total Assets	$2,150,101	$349,008	$3,146
Total Liabilities	$57,014	$85,918	$14,043
Stockholders Equity (Deficit)	$2,093,087	$263,090	$(10,897)
	Three Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended
	July 31, 2006	April 30, 2006	April 30, 2005
	(Unaudited)	(Audited)	(Audited)
Income Statement
Revenue	$0	$0	$0
Total Expenses	$213,927	$145,182	$23,139
Net Loss	$213,927	$145,182	$23,139

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with BIG CAT ENERGY CORPORATION.

  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

  We were incorporated on June 19, 1997 and while we operated as a mineral exploration corporation, we did not generate revenues. We have changed our business focus to fluid redistribution in connection with coal bed methane drilling and well operations, however, we have just started our proposed business operations. Further, we have not generated any revenues in our new business focus. Therefore, we have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $491,652. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to attract customers who will use our services and lease or purchase our equipment.
*	our ability to generate revenues through the sale of our services and leasing or selling of our equipment.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

  If we do not attract customers, we will not make a profit which ultimately will result in a cessation of operations.

  We have no customers. We have identified potential customers but we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

  If we do not make a profit, we may have to suspend or cease operations.

  Because we are small and are in the process of generating capital, at this time we must limit marketing of our fluid redistribution technology and related equipment. The leasing and/or sale of the fluid redistribution technology and related equipment are how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

  Because our officers and directors do not have prior experience in the marketing of products or services, we may have to hire individuals or suspend or cease operations.

  Because our officers and directors do not have prior experience in the marketing of products or services, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

  Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

  Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

  Because our officers and directors have no experience with respect to our managerial and organizational structure, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

  Our officers and directors have no previous experience with public companies. They are, however, now responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC.

Risks associated with this offering:
  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

  Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

  NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

  The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

  Because there is a limited public trading market for our common stock, you may not be able to resell your stock.

  There is currently a limited public trading market for our common stock on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "BCTE." Therefore there you may have difficulty reselling your shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders are offering their securities for sale in this offering. Their shares will be sold at the market price. No shares are being offered by us. Our shares are traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "BCTE."

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

There are fourteen (14) selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is the market price as set forth on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. The sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $40,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 27,529,000 shares of common stock outstanding as of October 1, 2006, 9,000,000 shares are owned by our officers and directors and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

BUSINESS

Background

We were incorporated on June 19, 1997 as Big Cat Investment Services, Inc. under the laws of the State of Nevada to engage in any lawful corporate purpose. We changed our name to Big Cat Mining Corporation on July 31, 2001, when management determined that our company would acquire and explore a Wollastonite property in Northern British Columbia. On September 28, 2001, we entered into a mineral option agreement with Spirit Energy Corp. of Vancouver, British Columbia to acquire a 50% interest in 14 Wollastonite Claims in the Liard Mining Division of British Columbia. We have named the property acquisition the Big Cat Property. This acquisition is the first material business which we undertook. We obtained an independent review of the project which confirmed that the project was worthy of further development, however, we were unable to attract financing to complete a further $2,333,000 in exploration on the property which was necessary for our company to earn a 50% undivided interest. One month before the end of our fiscal quarter ended January 31, 2006, we signed a letter agreement terminating our option agreement on the property. The property option constituted our only material asset.

On January 24, 2006, we entered into an asset purchase agreement with TDR Group LLC of Wyoming to acquire assets consisting of the present technology and design relating to fluid redistribution in well bore environments and fluid redistribution systems as described and claimed in the U.S. provisional utility patent application of the TDR Group LLC (the "Invention").

The assets purchased include not only the technology and design of the Invention as intangible assets but also all corresponding patent applications for United States or foreign patents for the Invention, any and all right to file applications for patent for the Invention and the actual corresponding patent rights. The assets consisting of the Invention were acquired by our company in consideration for the issuance of 12,450,000 restricted shares of our common stock.

Upon closing of our company's acquisition of the Invention, our company will complete field tests of the fluid redistribution technology and related equipment and move to establish operations leasing or selling the technology and related equipment to companies involved in oil and gas exploration and development. The fluid redistribution technology and related equipment is particularly useful for oil and gas companies who are developing coal bed methane wells since the fluid redistribution technology simplifies the disposal of water associated with coal bed methane wells.

On March 13, 2006 we closed the transaction and delivered 12,450,000 restricted shares of common stock to TDR Group LLC. Since that time we have been engaged in the business of developing technologies and equipment related to fluid redistribution for the oil and gas industry. On May 3, 2006 we changed our name to Big Cat Energy Corporation.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. Our plan of operation is forward looking and there is no assurance that our plan of operation will be successful. Our prospects for profitability are not favorable unless we can market, sell, or lease our fluid redistribution technology and equipment to oil and gas companies.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our fluid redistribution technology and equipment with the oil and gas industry.

We have no revenues, have achieved losses since inception, and have been issued a going concern opinion by our auditors.

We have completed private placements of securities and raised $2,427,500 gross proceeds, $2,416,293 net proceeds. We have begun conducting limited operations. All of the information contained herein is forward looking.

We do not consider our self to be a blank check company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933 and we do not intend to merge with or be acquired by another company in the foreseeable future.

The Invention - ARID

We have a patent pending for the equipment and process we call an aquifer recharge injection device, or ARID. The ARID is a new method of water handling that permits an oil or gas well to also be an injection well. If field tests of the ARID are successful, the use of the ARID in the coal bed methane industry will generate, (1) substantial cost savings on water handling, (2) greatly reduced environmental impacts, and (3) more economical and efficient production of coal bed methane.

What Is Coal bed methane and How Does Industry Currently Drill and Produce?

Coal bed methane is simply methane gas which is trapped in a coal body. Currently, there are two basic methods of completing oil or gas wells where coal bed methane is present. Under the first method, a well bore is drilled into the top 2 to 5 feet of the coal seam. Steel casing is set into the well bore and the casing is cemented to the land surface. The coal seam is then drilled out and a geophysical log is run to confirm the penetrated coal zone. An under reaming tool is then used to expose the coal based on the log.

An electric submersible pump is set in the well just above the exposed coal. Water is then pumped out of the well bore and discharged to the surface. The reduction of the water pressure in the coal (hydraulic head) allows the gas to be liberated from within the coal seam.

The water is pumped through a riser pipe attached to the top of the pump and up to the land surface where it is discharged either on the ground, to impoundments or to treatment facilities. The liberated gas collects inside the casing above the pumping water level, (level at which the pump maintains the fluid level for optimal gas production) and flows to the top of the well under pressure. The gas is gathered to a gas compressor site and ultimately delivered into a gas sales line.

The second method of completion is similar to conventional oil and gas drilling. The well bore is drilled completely through the target coal seam, casing is run and cemented, a perforating tool is use to shoot holes through the steel casing adjacent to the coal, and the pump installed.

Regulatory Issues and Challenges

In order to produce the coal bed methane, water must be pumped from the well bore to the surface and then discharged. In order to discharge the water from a well to the land surface a National Pollution Discharge Elimination System permit ("NPDES") is required from the State Department of Environmental Quality ("DEQ"). The permit process takes approximately from 120 to 200 days for approval. If a company needs to impound the produced water as a condition of the NPDES permit, other permits may be needed as well, which will extend the time period of the permitting process. Currently, the total permitting time required to produce a Coal bed methane well is approximately 1.5 years.

The reason for the NPDES permit is to monitor pollutants entering into the receiving drainage system (watershed). Each drainage system has a regulated total mean daily load ("TMDL") and/or other maximum constituent levels assigned to it. DEQ must monitor the discharged water entering the drainage system to prevent exceeding the regulated levels.

There have been many methods other than surface discharge used to deal with water issues faced by the coal bed methane industry, from impoundment to irrigation, atomization, and treatment. In the right situation each method is economically justifiable, yet each method has its limitations.

Impoundment:  Containment of produced water in water storage facilities, reservoirs, and ponds has been the preferred option for water management for several years. The shear size and number of these structures represents a great expense. The success of this strategy relies on evaporation and infiltration. Infiltration becomes limited as the clays in the soil swell and as the reservoir or pond fills. Once the impoundment is full, wells need to be shut off or water rerouted until enough water has evaporated to allow additional reservoir capacity. Required permits and approvals include NPDES and related permits, groundwater investigations and installation of approved groundwater monitoring wells and programs. In some cases approval from the Army Corps of Engineers may also be required.

Irrigation:         Irrigation involves the purchasing of irrigation equipment, i.e., side-roll, water cannon, center pivot or hand sets, and a soil study to determine effective treatment methods. This is an expensive water disposal option with a large capital outlay, but it works well on sandy soils. However, the majority of the Powder River Basin in Wyoming and Montana is overlain mostly by clay soils. Atomization utilizes a tall pipe topped by fine-particle spray nozzle for water dispersal. High evaporation rates are the goal of this method, but this means a higher concentration of salts will reach the ground, requiring more soil treatment. Currently, no NPDES permit is required for this method.

Treatment:       Treatment and discharge of produced water is used primarily in areas close to a major drainage, like the Powder River in Wyoming and Montana. Currently the treatment and discharge in the Powder River Basin in Wyoming and Montana is generally as follows: (1) Winter discharges require an NPDES permit; (2) The DEQ currently will issue a direct discharge permit for only winter time discharge (8 months) and prohibit discharge during the irrigation season; (3) Water is treated to meet the approved standard; (4) If the water treatment facility is located away from the river, and the potential exists for the treated water to pick up salts while in transit, a pipeline must be laid to the river for direct discharge. The water treatment and discharge method is perhaps the most costly of all coal bed methane water disposal methods yet there are companies that determine that use of this method is the best way to produce their wells.

ARID-Our Process

Our ARID process uses the existing well bore to move water from the target coal seam to a shallower aquifer. This means the production well can also be used to dispose of any produced water or fluids. The produced water never leaves the well bore as it is redirected into perforations into different aquifer zones. These aquifers are identified from the geophysical logs the company runs to confirm the coal zones when the well is first drilled.

The hardware portion of the ARID process is a tool which is a device that is set above the pumping fluid level of the well and below the receiving aquifer. A water tight well head is placed at the top of the well to trap the water between the tool and the top of the well. Perforations are made into the casing adjacent to the receiving aquifer. A pump and water riser pipe are attached to the bottom of the tool. When the pump is operating, the water is pushed through the tool and takes the path of least resistance into the receiving aquifer through the perforations.

The flow of gas through the ARID is quite simple. As hydraulic head decreases, gas desorbs from the coal seam into a void between the bottom of the ARID and the top of the pumping fluid level. A gas bypass port on the ARID Tool allows the attachment of tubing to the top of the ARID. This port is open through the ARID to the gas which is trapped between the tool and the pumping fluid level. The pipe, full of gas, ascends up through the column of water and out through the water tight well head.

Permitting Arid

The ARID Process is permitted by DEQ through an underground injection control (UIC) permit. It generally will take approximately four weeks to obtain as UIC permit.

Leasing Our Equipment

The ARID will be leased to our customers. Our customers will generally be companies that operate oil and gas wells. The lease cost will include the Underground Injection Control permit, which we will acquire for each customer, and each ARID tool will have a serial number. By having the permitting and serial numbering in place, this allows us the ability to identify "copy cat" tools and processes in the market place. We will charge each customer approximately $6,000 per year for the use of the ARID tool and process. The customer shall be responsible for the installation and removal of the ARID tool. We will provide a staff member to be on-site for the installation and/or removal of the ARID tool upon the request of the customer for no additional fee. The customer shall make lease payments bi-annually (every 6 months), with the first payment to accompany the order of the ARID tool. We will bill each customer for the bi-annual payment as long as they have the ARID tool in their possession. Each ARID tool should generate gross lease revenue of approximately $6,000 per year per customer. Each ARID tool should generate gross revenue of approximately $50,000 to $90,000 for its lifetime of use by the customer.

Manufacturing

We have in place the ability to produce and deliver the ARID through an established manufacturer. Raw materials for the ARID are readily available from numerous sources. Our manufacturer is Adams Mold & Engineering, 8641 N. 79th Ave., Peoria, AZ 85345. We will submit a purchase order for the ARID(s) with the manufacturer, Adams Mold & Engineering. Adams Mold and Engineering has assured us that they can meet the potential manufacturing demand for the ARID. We have manufactured and produced twelve (12) ARID tools to date. TDR Group LLC spent in excess spent in excess of $23,990 during the last two years towards the development of the ARID. We have spent an additional $7,237 in the last six months towards the development of the ARID.

Marketing/Distribution

The directors have extensive contacts with oil and gas well operators in the Powder River Basin of Wyoming. The directors have contacted some of these operators and will be contacting other operators directly in the future regarding the ARID tool. Once field tests of the ARID tool are completed, the directors will present the data and the results of the field tests directly to oil and gas well operators. We will also do a mailing to oil and gas well operators regarding the ARID tool and process. Interested operators can contact us and schedule a meeting and presentation with us. Oil and gas well operators can also find information and data for the ARID tool on our website www.bigcatenergy.com. As operating revenues from leasing of the ARID tool increase, we will either add additional staff or subcontract with another company for our marketing and sales.

Once an oil and gas well operator, customer, has placed an order with us, we will place a purchase order with our manufacturer, Adams Mold and Engineering. Adams Mold and Engineering will manufacturer and deliver the ordered ARID tool(s) to our Gillette, Wyoming office, within five to seven working days. We will then deliver the ARID tool(s) to the customer.

Patents and Trademarks

Currently we own the following pending patent applications:

Fluid redistribution and fluid disposal in well bore environments
US Patent Application No. 11/399,793
Filing Date: April 5, 2006

Well Bore Fluid Redistribution and Fluid Disposal
International Patent Application (PCT/US) No. 2006/012789
Filing Date: April 5, 2006

We are currently in the process of registering the trademark "ARID" with the United States Patent and Trademark office.

Competition

With respect to ARID, we are not aware of any competitors within the industry that manufacture a similar product.

Governmental Regulation

There are no governmental regulations which affect the manufacture, development, lease, or sale of the ARID.

Insurance

Currently, we maintain the following insurance coverage, (1) workers compensation coverage on our directors, officers and employees, (2) liability insurance for directors and officers, (3) general liability insurance for the ARID tool and operations, and (4) Intellectual Property Infringement Abatement Insurance for the pending patent applications for the ARID tool, process, and technology. We feel that we have adequate insurance coverage in place for our current operations. But if we become a party to a liability action that is not covered by our current insurance, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have one full time employee and one part time employee, along with our officers and directors. We intend to hire additional employees on an as needed basis.

Property

We have entered into an agreement with a third party to acquire the following mineral leasehold interests in the States of Montana and Wyoming.

  Sheridan County, Wyoming, 534 net acres at total cost of $176,170. Big Cat Energy Corporation will own a 100% working interest in the property and approximately a 75% net revenue interest in the leasehold.

  Rosebud County, Montana, 42 tracts, consisting of 8,021 net acres, at a total cost of $61,865. Big Cat Energy Corporation will own a 100% working interest in the properties and approximately an 80% net revenue interest in the leaseholds.

  Powder River County, Montana, 11 tracts, consisting of 1,220 net acres, at a total cost of $9,392. Big Cat Energy Corporation will own a 100% working interest in the properties and approximately an 80% net revenue interest in the leaseholds.

  Powder River County, Montana, 1 State of Montana tract, consisting of 635 net acres, at a total cost of $13,974. Big Cat Energy Corporation will own a 100% working interest in the properties and approximately a 78% net revenue interest in the leasehold.

We have also entered into an agreement with a third party to acquire 115 State of Montana tracts in Rosebud, Powder River, and Custer Counties, Montana, consisting of 59,672 net acres at a total cost of $517,848. Big Cat Energy Corporation will own a 100% working interest in the properties and approximately a 78% net revenue interest in the leaseholds.

We have paid to the third party all of the above acquisitions costs.

By acquiring the foregoing mineral leasehold interests in Montana and Wyoming, we will have the property on which to conduct our own field tests of the ARID, if we so chose. At this time we have not determined when and if we will conduct our own field tests of the ARID on any of these leasehold interests.

Offices

Our principal executive office is located at 201 W. Lakeway, Suite 1000, Gillette, Wyoming 82718. Our telephone number is (307) 685-3122. Office space is provided to us on a rent free basis by Mr. Barritt, our president and director. It is anticipated that this arrangement will remain until we are able to generate revenue from operations. We believe that the space at this location will meet our needs for the foreseeable future.

We also maintain an office in Billings, Montana at the Transwestern One, 404 North 31st Street, Suite 406, Billings, MT 59101. Our telephone number at that location is (406) 255-7190. The lease on this premise is on a month to month basis at the rate of $330.00 per month. It is anticipated that this arrangement will remain until we are able to generate revenue from operations and require additional office space. We believe that the space at this location will meet our needs for the foreseeable future.

We also maintain an office and living quarters in Buffalo, WY at 520 West Hogerson, Buffalo, WY 82834. The lease on this premise is on a month to month basis at the rate of $1,200 per month. We are renting the premise from Raymond Murphy our director. We maintain this premise so our directors can travel and stay in close proximity to the Powder River Basin in Wyoming, while field tests of the ARID tool are in progress. It is anticipated that this arrangement will remain until we complete field tests of the ARID tool.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a start-up corporation and have not yet generated or realized any revenues from our current business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months. We raised $2,427,500 gross proceeds, $2,416,293 net proceeds through a series of private placements. We believe the $2,416,293 will fund operations for at least one year.

Other than field testing and continuing development of the ARID, we will not be conducting any product research or development. Further we do not expect significant changes in the number of employees.

Our specific goal is to complete the field testing and development of the ARID, and establish a market for the ARID. Once we have completed the field tests of the ARID and started our direct marketing to oil and gas well operators, we will begin full operations and start to lease the ARID to the oil and gas well operators. At this time we can not estimate when we will generate revenue.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is no historical financial information about our current operations upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues from current operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, the possibility that there is a lack of a sales market for our products, and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

For the Years Ending April 30, 2006 and 2005

We began our current focus of fluid redistribution in connection with coal bed methane drilling and well operations in January 2006. We have not generated any revenues in the last interim period or in the last two fiscal years.

Our net loss since beginning our current business operation is $97,094, of which $33,380 is for professional fees.

Since changing our business focus, we sold 9,000,000 restricted shares of common stock to Timothy Barritt, Ray Murphy and Richard Stockdale, our officers and directors, pursuant the exemption from registration contained in section 4(2) of the Securities Act of 1934.

Liquidity and capital resources

We believe that we have enough money to sustain operations for twelve months, but we cannot guarantee we will be able to remain in business. Our key to remaining in business is selling or leasing our equipment to customers, or licensing our technology to customers. If we are unable to successfully attract customers, we may quickly use up our money and will need to find alternative sources of money, like a public offering, a private placement of securities, or loans from our officers and directors or others in order for us to maintain our operations. Our officers and directors are committed to loan us money for our operations, however, there is no legally enforceable agreement in place that would require them to do so. At the present time, we have not made any arrangements to raise additional money. If we need additional money and can't raise it, we will either have to suspend operations until we do raise the money, or cease operations entirely. We believe that the money we have now will allow us to operate for one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this report, we have yet to generate revenues from our current business operations.

As of April 30, 2006, our total assets were $349,008, comprised of $325,018 of cash, and $23,990 of intangible assets, net of amortization. Our total liabilities were $85,918, comprised of $34,300 of accounts payable, and debt to related parties of $51,618.

Should we not be able to maintain operations, we will suspend operations until additional capital is available to us, or we will cease operations. Our management has no intention for us, if we cease operations, to negotiation with potential acquisition candidates.

Liquidity and Capital Resources

On April 28, 2006, we completed a private placement of securities and raised gross proceeds of $395,000. The net proceeds to us was $394,951. We sold a total of 9,900,000 shares of common stock to fifteen investors at prices ranging from $0.01 per share to $0.05 per share. We believe that the net proceeds will last at least one year. We issued the foregoing 9,900,000 shares of common stock as restricted securities pursuant to the exemptions from registration contained in Regulation S of the Securities Act of 1933 and section 4(2) of the Securities Act of 1933. Shares sold pursuant to Regulation were sold to non U.S. persons outside the United States of America. Shares sold pursuant to section 4(2) of the Securities Act of 1933 were sold to persons who receive the same information that can be found in a Form SB-2 registration statement and were deemed sophisticated investors in that they understood our business and were able to read and understand financial statements.

Three Months Ended July 31, 2006

During the 1st quarter ending July 31, 2006, we obtained well data from an oil and gas company that implemented the ARID in a coal bed methane well bore in the Powder River Basin of Wyoming. We are currently assembling the well data for analysis and presentation to other oil and gas companies. We are also in the process of obtaining permits for the use of the ARID in another gas well bore in the Powder River Basin of Wyoming. The oil and gas company implementing the ARID has agreed to provide us with the well data from this well bore. If the ARID is successful in this well bore, we anticipate the commencement of leasing operations of the ARID to this oil and gas company.

We entered into an agreement with a third party to acquire one (1) leasehold interest in the Powder River Basin of Wyoming. This leasehold interest consists of approximately 534 net acres at a total acquisition cost of $180,648. By acquiring this acreage we will have the property on which to conduct our own field tests of the ARID in Wyoming, if we so chose. At this time we have not determined when and if we will conduct our own field tests of the ARID on this leasehold.

We entered into an agreement with a third party to acquire fifty-four (54) leasehold interests in Eastern Montana. These leasehold interests consist of approximately 9,240 net acres at a total acquisition cost of $170,303. By acquiring this acreage we will have the property on which to conduct our own field tests of the ARID in Montana, if we so chose. At this time we have not determined when and if we will conduct our own field tests of the ARID on these leaseholds.

We are also evaluating other opportunities which the leasehold interests in Wyoming and Montana may have for our company.

The directors during the quarter contacted various oil and gas well operators in the Powder River Basin regarding the ARID tool and technology. Marketing of the ARID tool during the 1st quarter was slowed by the lack of well data available to present to oil and gas well operators. We began resolving this problem during the quarter, and expect to have further well data by the end of the 2nd quarter.

During the 1st quarter we began registering a trademark with the United States Patent and Trademark office. We will trademark the name "ARID". During the 1st quarter we incurred costs of $2,500 for this trademark application. This cost of $2,500 is included in Assets-Deferred Costs on our July 31, 2006 Condensed Balance Sheet. The trademark application is still in progress and pending.

We also incurred additional costs for the international patent application for the ARID tool and technology. During the 1st quarter we incurred additional costs of $4,737 for the international patent application for the ARID tool and technology. These costs of $4,737 are included in Assets-Deferred Costs on our July 31, 2006 Condensed Balance Sheet. All patent applications for the ARID tool and technology are still pending.

During the 1st quarter we obtained Intellectual Property Infringement Abatement Insurance for the pending patent applications for the ARID tool, process, and technology.

As announced in our Form 8-K dated August 30, 2006, the board of directors appointed Charles W. Peck, and George L. Hampton, III to the board of directors. Timothy Barritt, our current president, was reconfirmed as Chief Executive Officer. Raymond Murphy, a current member of the board of directors, was appointed Chief Operating Officer. Richard Stockdale, a current member of the board of directors, was appointed Vice President.

We do not expect any significant changes in the number of our employees. Our current management team will satisfy our requirements for the foreseeable future.

We can satisfy our cash requirements for general, administrative and legal and accounting requirements for the next 12 months. The independent auditors report which accompanies our audited financial statements as of April 30, 2006 states that our company has no established revenues and has incurred net losses since inception. In the view of our auditors, these factors raise doubt about our ability to continue as a going concern.

Our key to remaining in business is selling or leasing our equipment to customers, or licensing our technology to customers. If we are unable to successfully attract customers, we may quickly use up our money and will need to find alternative sources of money, like a public offering, a private placement of securities, or loans from our officers and directors or others in order for us to maintain our operations. Our officers and directors are committed to loan us money for our operations, however, there is no legally enforceable agreement in place that would require them to do so. At the present time, we have not made any arraignments to raise additional money. If we need additional money and can't raise it, we will either have to suspend operations until we do raise the money, or cease operations entirely. We believe that the money we have now will allow us to operate for one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this report, we have yet to generate revenues from our current business operations.

On July 20, 2006, we completed a private placement of securities and raised gross proceeds of $2,032,500. The net proceeds to us was $2,021,342. We sold a total of 4,065,000 shares of common stock to fifty-five (55) investors at price of $0.50 per share. We believe that the net proceeds will last at least one year. We issued the foregoing 4,065,000 shares of common stock as restricted securities pursuant to the exemptions from registration contained in Regulation S of the Securities Act of 1933 and section 4(2) of the Securities Act of 1933. Shares sold pursuant to Regulation S were sold to non U.S. persons outside the United States of America. Shares sold pursuant to section 4(2) of the Securities Act of 1933 were sold to persons who receive the same information that can be found in a Form SB-2 registration statement and were deemed sophisticated investors in that they understood our business and were able to read and understand financial statements.

Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets, an Amendment of FASB Statement No. 140," (hereinafter "SFAS No. 156). This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially recorded at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140," (hereinafter SFAS No. 155). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that would otherwise require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. We do not expect SFAS No. 154 to have a material impact on its consolidated financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29, (hereinafter ASFAS No. 148). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on our financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67 (hereinafter ASFAS No. 152), which amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, Accounting for Real Estate Time-Sharing Transactions (hereinafter ASOP 04-2. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4 (hereinafter ASFAS No. 151. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004),Share-Based Payments (hereinafter ASFAS No. 123. This statement replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity's financial statements over the period during which the employee is required to provide services in exchange for the award. Management has not currently evaluated the impact of adoption on its overall results of operations or financial position.

MANAGEMENT

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our directors and officers is set forth below:

Name	Age	Position Held
Timothy G. Barritt	56	President, Principal Executive Officer, and Director
Richard G. Stockdale	62	Director and Vice President
Raymond P. Murphy	48	Director and Chief Operation Officer
Robert Goodale	44	Secretary, Treasurer, Principal Financial Officer, and Principal Accounting Officer
Charles W. Peck	49	Director
George L. Hampton, III	52	Director

Our directors serve until our next annual meeting of the stockholders or until he resigns if earlier. The Board of Directors appoints the officers and their terms of office are at the discretion of the Board of Directors.

Timothy G. Barritt - President, Principal Executive Officer, and Director.

On January 20, 2006, Timothy Barritt was appointed to our board of directors. Mr. Barritt was also appointed president and principal executive officer. Since 1996 Mr. Barritt has owned and operated TYVO, LLC which operates three portable drilling rigs in the methane industry as well as in the water industry. Since July 2005, Mr. Barritt has been a partner in TDR Group, LLC a Wyoming Limited Liability corporation which sold its assets in the transaction described above.

Richard G. Stockdale - Director and Vice President

Since February 17, 2006, Mr. Stockdale has been a member of the board of directors and since August 30, 2006, Mr. Stockdale has been Vice President. Mr. Stockdale, on June 21, 2006, resigned as our treasurer and principal financial officer a position he held since February 17, 2006. Since November 2002, Mr. Stockdale has owned and operated Stockdale Consulting, LLC, which is engaged in the business of hydro-geologic investigations, water well design, drilling supervision, well development techniques, pump testing, water analysis, compilation of data, and publishing reports. From January 2001 to March 2003, Mr. Stockdale was the Deputy Wyoming State Engineer. Since July, 2005, Mr. Stockdale has been a partner in TDR Group, LLC a Wyoming Limited Liability corporation which sold its assets in the transaction described above.

Raymond P. Murphy - Director and Chief Operating Officer

Since February 17, 2006, Mr. Murphy has been secretary and a member of the board of directors and since August 30, 2006, Mr. Murphy has been Chief Operating Officer. Mr. Murphy, on June 21, 2006, resigned as our secretary a position he held since February 17, 2006. Since January 2003, Mr. Murphy has been an independent consulting oil and gas geologist in Phoenix Arizona. Since July 2005, Mr. Murphy has been a partner in TDR Group, LLC a Wyoming Limited Liability corporation which sold its assets in the transaction described above. From December 1999 to November 2002, Mr. Murphy was a regulatory specialist/geo-hydrologist for Williams Production RMT Company, Gillette, Wyoming responsible for permitting, reporting and compliance of byproduct water from coal bed methane operations. Mr. Murphy holds a Bachelor of Science degree in geology and biology from Chadron State College, Chardon, Nebraska.

Robert Goodale - Secretary, Treasurer, Principal Financial Officer, and Principal Accounting Officer

Since June 21, 2006, Mr. Goodale has been secretary, treasurer, and principal financial officer. Since November 1994, Mr. Goodale has been practicing as an attorney and CPA in Billings, Montana, as a sole practitioner. Mr. Goodale's legal and accounting practice focused on tax, business, and commercial transactions. Since January 2000, Mr. Goodale has also been President and principal owner of Exchange & Closing Company, which acts as a Qualified Intermediary and Escrow for clients engaged in real and personal property tax deferred exchanges. Mr. Goodale holds a Juris Doctor degree from the University of Montana School Law and a LL. M. in Taxation from the University of Florida College of Law.

Charles W. Peck - Director

On August 30, 2006, the board of directors appointed Chuck Peck and George L. Hampton, III to the board of directors. Since August 30, 2006, Charles Peck has been a member of the board of directors. Mr. Peck, co-founder and Vice-President of American Oil & Gas Corporation, is a graduate of Clemson University (B.Sc., Geology, 1979) and the Colorado School of Mines (M.Sc., Geology, 1982). Mr. Peck developed a broad range of experience in generating and evaluating prospects in the Rocky Mountain area for Chorney Oil Company, a Denver-based independent oil company. Mr. Peck joined Bruce Martens to form Bruce Martens & Associates in 1986. American Oil & Gas was subsequently formed by the two partners, and he became Vice-President, the title he retains to this day. American drilled its first coalbed methane well in Campbell County in 1989, and subsequently that play became the company's focus for many years. From 1989 to 1998, American drilled almost 200 Wyodak coalbed methane wells, the production from which proved up the Powder River basin coalbed methane play. Mr. Peck was involved in all aspects of the play, especially drilling, production techniques and overall management. Mr. Peck is a registered Wyoming Professional Geologist and a member of the Society of Petroleum Engineers. He has served on the board of directors for the Children's Museum of Bozeman for the past four years.

George L. Hampton III - Director

On August 30, 2006, George L. Hampton III was appointed to the board of directors. Mr. Hampton is President and Chief Geologist of Hampton & Associates, Inc. Hampton & Associates, Inc. specializes in all aspects of coal seam natural gas (CSNG) exploration, drilling, completion and production. Mr. Hampton has 28 years of industry experience and 26 in Coal seam natural gas. He began his career with Amoco Production Co. (Denver) (1978-1986). He was instrumental in Amoco's early CSNG projects in the Piceance and San Juan Basins as well as Green River, Uinta and the Wyoming Thrust Belt. Mr. Hampton formed Hampton & Associates in 1986 and has been an independent geologic consultant most of the time since then. He has worked CSNG plays in most of the active CSNG plays in the US & Canada and has been involved in many international CSNG projects. He has been active in the CSNG desorption (gas content) business since 1988 and he formed Hampton, Waechter and Associates in 1998. He sold out his portion of HWA to his former partners in April 2005. He has also been a Consulting Project Geologist for JM Huber Corp. (1999-2003), Project Manager for Pennaco (1998-1999) and has consulted for many other CSNG companies. Mr. Hampton is active in CSNG prospect generation and is also affiliated with GeoTrends-Hampton International (GHI). This business venture generated several prospects in the Pacific Northwest. Those prospects were sold to Torrent Energy in 2004. Mr. Hampton is now a director of Torrent Energy and a director for Ivana Ventures, a company involved in CBM (CSNG) projects in China. Mr. Hampton holds a B.S. and an M.S. in geology from Brigham Young University.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our business operations, at the present time, we believe the services of a financial expert are not warranted.

Audit Committee and Charter

We do not have a separately-designated audit committee of the board. As a result, our entire board of directors constitutes our audit committee.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

We do not have a disclosure committee or disclosure committee charter.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all section 16(a) forms they file. None of our officers and directors have filed any reports required by section 16(a) of the Exchange Act and are therefore delinquent in connection therewith.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers during the last three completed fiscal years. Our fiscal year end is April 30.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Timothy G. Barritt	2006	85,000	0	0	0	0	0	0	85,000
President	2005	0	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	0

Ray Murphy	2006	85,000	0	0	0	0	0	0	85,000
COO	2005	0	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	0

Richard Stockdale	2006	85,000	0	0	0	0	0	0	85,000
Vice President	2005	0	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	0

Robert Goodale	2006	85,000	0	0	0	0	0	0	85,500
Secretary and	2005	0	0	0	0	0	0	0	0
Treasurer	2004	0	0	0	0	0	0	0	0

Craig Christy	2006	0	0	0	0	0	0	0	0
President	2005	0	0	0	0	0	0	0	0
(resigned - 2006)	2004	0	0	0	0	0	0	0	0

Phil Mudge	2006	0	0	0	0	0	0	0	0
Secretary	2005	0	0	0	0	0	0	0	0
(resigned - 2006)	2004	0	0	0	0	0	0	0	0

The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is April 30.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Timothy G. Barritt	0	0	0	0	0	0	0

Ray Murphy	0	0	0	0	0	0	0

Richard Stockdale	0	0	0	0	0	0	0

Charles W. Peck	1,667	0	0	0	0	0	1,667

George L. Hampton, III	1,667	0	0	0	0	0	1,667

All compensation received by the officers and directors has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Employment Contracts

On August 30, 2006, we entered into an agreement with Charles W. Peck, whereby in consideration of Mr. Peck serving as a member of the board of directors, we agreed to pay Mr. Peck $5,000 per fiscal quarter and issue him options to acquire 200,000 shares of our common stock. The terms of the stock options have not been agreed upon as of the date hereof.

On September 5, 2006, we entered into an agreement with George L. Hampton, III, whereby in consideration of Mr. Hampton serving as a member of the board of directors, we agreed to pay Mr. Hampton $5,000 per fiscal quarter and issue him options to acquire 200,000 shares of our common stock. The terms of the stock options have not been agreed upon as of the date hereof.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We plan to pay directors, as previously set forth. Directors who are not currently officers will receive $20,000 per year and will be paid $5,000 per quarter. Directors, Charles W. Peck, and George L. Hampton, III will each receive options to acquire 200,000 shares of our common stock. The terms of the stock options have not been agreed upon as of the date hereof.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

MARKET FOR OUR COMMON EQUITY AND RELATED MATTERS

Our shares are traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol BCTE. Our common stock began trading on the Bulletin Board on May 6, 2004.

The following table shows the high and low bid price for our common shares for the quarters indicated.

	HIGH ($)	LOW ($)
2006
5/1/06 - 7/31/06	$2.50	$1.01
2/1/06 - 4/30/06	$3.00	$1.50
11/01/05 - 1/31/06	$2.00	$1.50

2005
8/1/05 - 10/31/05	$2.00	$1.80
5/1/05 - 7/31/05	$1.80	$1.26
2/1/05 - 4/30/05	$1.75	$1.26
11/01/04 - 1/31/05	$1.75	$1.26

2004
8/1/04 - 10/31/04	$1.75	$1.26
5/1/04 - 7/31/04	$1.75	$1.26
2/1/04 - 4/30/04	$1.75	$1.26

The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

As of October 25, 2006, we have 27,529,000 shares issued and outstanding. Based on research into the indirect holdings registered in the names of depositories and financial institutions, we estimate that we have approximately one hundred and five (105) beneficial shareholders.

Dividend Policy

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

Our company's shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

We have no equity compensation plans and accordingly we have no shares authorized for issuance under an equity compensation plan.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner	Offering	Offering	Sold	Shares are Sold
Timothy G. Barritt [1]	3,000,000	10.90%	3,000,000	10.90%
3 Materi Cut Across Road
P. O. Box 500
Upton, WY 82730

Ray Murphy [1]	3,000,000	10.90%	3,000,000	10.90%
18038 W. Marshall Ct.
Litchfiled Park, AZ 85340

Richard Stockdale [1]	3,000,000	10.90%	3,000,000	10.90%
1704 Cheshire Dr.
Cheyenne WY 82001

Robert Goodale [1]
404 North 31st St., Ste. 215	0	0.00%	0	0.00%
Billings, MT 59101

Charles W. Peck [1]	0	0.00%	0	0.00%
P. O. Box 310
Three Forks, MT 59752	0	0.00%	0	0.00%

George L. Hampton III [1]
6600 Wauconda Drive
Larkspur, CO 80118	0	0.00%	0	0.00%

All officers and directors as	9,000,000	32.70%	9,000,000	32.70%
a group (6 Individuals)

Michael Schaefer	3,000,000	10.90%	2,000,000	7.27%
25 Burger Lane
Buffalo, WY 82834

Anastaios Papadimas	2,000,000	7.27%	0	0.00%
Terma Iras
Argos, Argolidos 21200
Greece

KD Tsirigotis	2,000,000	7.27%	0	0.00%
Prosimni, T.T. #218
Argolidos 21200
Greece

[1]     The persons named above may be deemed to be "parents" and "promoters" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his stock holdings.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	shares being	of the shares are sold
Name	to offering	offering	offered	in the offering
EMEA Trade Ltd.[1]	1,000,000	3.63%	1,000,000	0.00%
Bonadie Street M2
Kingstown, St. Vincent

Elliott, David	25,000	0.09%	25,000	0.00%
2466 Westham Island Road
Delta, British Columbia
Canada V4K 3N2

Girling, Nancy-Lee	25,000	0.09%	25,000	0.00%
1404-53A Street
Tsawwassen, British Columbia
Canada V4M 3E6

Hicks, Brian	100,000	0.36%	100,000	0.00%
2830 Brougham Court
Manchester, Maryland 21102

Klein, Fred & Liliana	150,000	0.55%	150,000	0.00%
2028 St. Andrews Drive
Billings, Montana 59105

Lacitinola, Robert & Linda	50,000	0.18%	50,000	0.00%
381 Hwy 14-16 East
Clearmont, Wyoming 82835

Ladner Rose Investments Ltd. [2]	700,000	2.54%	700,000	0.00%
2466 Westham Island Rd.
Delta, British Columbia
Canada V4K 3N2

Lowe, William	100,000	0.36%	100,000	0.00%
735 Priest Pass
Helena, Montana 59601

Papdimas, Anastasios	2,000,000	7.27%	2,000,000	0.00%
Terma Iras
Argos, Argolidos 21200
Greece

Peck, Keith L.	150,000	0.55%	150,000	0.00%
1488 Acadia Rd.
Vancouver, British Columbia
Canada V6T 1P6

Schaefer, Coalton	1,000,000	3.63%	1,000,000	0.00%
590 S. Pinnacle Drive
Buffalo, Wyoming 82834

Schaefer, Michael	3,000,000	10.90%	1,000,000	7.27%
25 Burger Lane
Buffalo, WY 82834

Tsirigotis, KD	2,000,000	7.27%	2,000,000	0.00%
Prosimni, T.T. #218
Argolidos 21200
Greece

Wildcat Investments, Inc. [3]	1,000,000	3.63%	500,000	1.82%
10971 Puma Run
Littleton, Colorado 80124

Williams, Andrew	100,000	0.36%	100,000	0.00%
2707-198 Aauarlus Mews
Vancouver, British Columbia
Canada N6Z 2Y4

TOTALS	11,400,000	41.41%	8,900,000	9.09%

[1]     EMEA Trade Ltd. is owned and controlled by Dass Treuhand who exercises sole voting and dispositive control over the shares.

[2]     Ladner Rose Investments Ltd. is owned and controlled by David Elliot and David Shepherd who exercise sole voting and dispositive control over the shares.

[3]     Wildcat Investments, Inc. is owned and controlled by Bruce Nurse who exercises sole voting and dispositive control over the shares.

We issued the foregoing 8,900,000 shares of common stock as restricted securities pursuant to the exemptions from registration contained in Regulation S of the Securities Act of 1933 and section 4(2) of the Securities Act of 1933. Shares sold pursuant to Regulation were sold to non U.S. persons outside the United States of America. Shares sold pursuant to section 4(2) of the Securities Act of 1933 were sold to persons who receive the same information that can be found in a Form SB-2 registration statement and were deemed sophisticated investors in that they understood our business and were able to read and understand financial statements. To our knowledge there are no connections, relationships or arrangements between them and any other entities other than as described herein.

None of the selling shareholders has, or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates.

None of the selling shareholders is a broker-dealer or an affiliate of a broker dealer.

Future Sales of Shares

A total of 27,529,000 shares of common stock are issued and outstanding. Of the 27,529,000 shares outstanding, 26,928,000 are restricted securities as defined in Rule 144 of the Securities Act of 1933 and 1,601,000 shares are free trading. Of the 26,928,000 restricted shares outstanding, 8,900,000 shares are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 is our transfer agent. Its telephone number is (775) 322-0626.

CERTAIN TRANSACTIONS

On January 24, 2006, we entered into an asset purchase agreement with TDR Group LLC, a Wyoming Limited Liability Corporation owned and controlled by our officers and directors, wherein we acquired assets consisting of the present technology and design relating to fluid redistribution in well bore environments and fluid redistribution systems as described and claimed in the U.S. provisional utility patent application of the TDR Group, LLC and any subsequent priority application thereof (the "Invention"). These assets included not only the technology and design of the Invention as intangible assets, but also all corresponding patent applications for United States or foreign patents for the Invention, any and all right to file applications for patent for the Invention, and the actual corresponding patent rights. We acquired the assets in consideration of the issuance of 12,450,000 restricted shares of our common stock.

RD Capital, Inc., a then affiliate under common control, advanced us $11,467 for working capital during the year ended April 30, 2005. RD Capital advanced us an additional $33,697 during the year ended April 30, 2006, increasing the obligation owed to RD Capital to $45,164. Management on July 27, 2006, settled the indebtedness of $45,164 owed to RD Capital, with a cash payment of $22,582. After the cash payment of $22,592, we are no longer indebted to RD Capital.

An affiliate contributed office space to us at no charge for the period from January 1, 2000 through April 30, 2003. The use of such office space was valued in the accompanying financial statements based on rates for similar space in the local area.

Certain officers contributed their time and effort to us at no charge for the period from January 1, 2000 through April 30, 2003. The time and effort was valued in the accompanying financial statements based on prevailing rates for such labor in the local market.

On August 30, 2006, we entered into an agreement with Charles W. Peck, whereby in consideration of Mr. Peck serving as a member of the board of directors, we agreed to pay Mr. Peck $5,000 per fiscal quarter and issue him options to acquire 200,000 shares of our common stock. The terms of the stock options have not been agreed upon as of the date hereof.

On September 5, 2006, we entered into an agreement with George Hampton, whereby in consideration of Mr. Hampton serving as a member of the board of directors, we agreed to pay Mr. Hampton $5,000 per fiscal quarter and issue him options to acquire 200,000 shares of our common stock. The terms of the stock options have not been agreed upon as of the date hereof.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements included in this prospectus have been audited for the years ended April 30, 2006 and April 30, 2005 by Cordovano and Honeck, P.C., Certified Public Accountants, 88 Inverness Circle East, Building M-103, Englewood, Colorado 80112.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our audited financial statements for the years ended April 30, 2006 and April 30, 2005 and unaudited financial statements for the period ending July 31, 2006, immediately follow:

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Condensed Balance Sheet
July 31, 2006
(Unaudited)

Assets
Current assets:
Cash	$1,764,394
Inventory, at cost	2,470
Total current assets	1,766,864

Equipment, net	1,059
Oil and Gas Properties-Undeveloped Properties (Note 4)	350,951
Deferred costs	31,227

$2,150,101

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable:
Related parties (Note 2)	$348
Other	35,964
Accrued liabilities	14,248
Indebtedness to related parties (Note 2)	6,454

Total current liabilities	57,014

Shareholders' equity (Note 3):
Common stock, $.0001 par value; 100,000,000 shares authorized,
27,529,000 shares issued and outstanding	2,753
Additional paid-in capital	2,581,986
Deficit accumulated during development stage	(491,652)

Total shareholders' equity	2,093,087

$2,150,101

See accompanying notes to condensed, unaudited financial statements

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended July 31,		June 19, 1997 (Inception) Through July 31,
	2006	2005	2006
Costs and expenses:
Contributed services (Note 2)	$--	$--	$5,700
Contributed rent (Note 2)	--	--	4,000
Compensation and benefits	101,308	1,148	175,800
Professional fees	32,501	500	158,555
Filing and transfer agent fees	3,259	1,200	10,434
Mineral option fees	--	1,191	28,586
Oil and gas leasing and permit fees	11,689	--	23,016
Rent, related party (Note 2)	3,600	--	3,600
Depreciation	56	--	56
Other general and administrative expenses	61,514	60	81,855
Stock-based compensation - organization costs	--	--	50

Loss before income taxes	(213,927)	(4,099)	(491,652)

Income tax provision (Note 5)	--	--	--

Net loss	$(213,927)	$(4,099)	$(491,652)

Basic and diluted loss per share	$(0.01)	$(0.00)

Weighted average common shares outstanding	24,579,833	1,114,000

See accompanying notes to condensed, unaudited financial statements

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Statement of Changes in Shareholders' Equity
(Unaudited)

				Deficit Accumulated	Cumulative Translation Adjustment
	Common Stock		Additional Paid-in	During Development	Other Comprehensive
	Shares	Par Value	Capital	Stage	Loss	Total
Balance at inception
June 19, 1997	--	$--	$--	$--	$--	$--

June 1997, issuance of common stock
for services, at fair value ($.0001 per share)	500,000	50	--	--	--	50
Net loss	--	--	--	(50)	--	(50)

Balance at April 30, 1998	500,000	50	--	(50)	--	--

Net loss	--	--	--	--	--	--

Balance at April 30, 1999	500,000	50	--	(50)	--	--

Contributed services	--	--	500	--	--	500
Contributed rent	--	--	400	--	--	400
Net loss	--	--	--	(900)	--	(900)

Balance at April 30, 2000	500,000	50	900	(950)	--	--

Contributed services	--	--	500	--	--	500
Contributed rent	--	--	1,200	--	--	1,200
Net loss	--	--	--	(2,179)	--	(2,179)

Balance at April 30, 2001	500,000	50	2,600	(3,129)	--	(479)

April, 2002, sale of common stock
($.10 per share)	791,000	79	79,021	--	--	79,100
April 2002, common stock subscribed
($.10 per share)	323,000	32	32,268	--	--	32,300
Cancellation of common stock (Note 2)	(500,000)	(50)	--	--	--	(50)
Contributed services	--	--	2,050	--	--	2,050
Contributed rent	--	--	1,200	--	--	1,200
Expenses paid on behalf of Company (Note 2)	--	--	725	--	--	725
Net loss	--	--	--	(9,668)	--	(9,668)

Balance at April 30, 2002	1,114,000	111	117,864	(12,797)	--	105,178

Contributed services	--	--	2,650	--	--	2,650
Contributed rent	--	--	1,200	--	--	1,200
Net loss	--	--	--	(54,086)	--	(54,086)

See accompanying note to condensed, unaudited financial statements

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Statement of Changes in Shareholders' Equity
(Unaudited)

				Deficit Accumulated	Cumulative Translation Adjustment
	Common Stock		Additional Paid-in	During Development	Other Comprehensive
	Shares	Par Value	Capital	Stage	Loss	Total

Balance at April 30, 2003	1,114,000	111	121,714	(66,883)	--	54,942

Comprehensive loss:
Net loss	--	--	--	(42,521)	--	(42,521)
Cumulative translation adjustment	--	--	--	--	(205)	(205)
Comprehensive loss	--	--	--	--	--	(42,726)

Balance at April 30, 2004	1,114,000	111	121,714	(109,404)	(205)	12,216

Comprehensive loss:
Net loss	--	--	--	(23,139)	--	(23,139)
Cumulative translation adjustment	--	--	--	--	26	26
Comprehensive loss	--	--	--	--	--	(23,113)

Balance at April 30, 2005	1,114,000	111	121,714	(132,543)	(179)	(10,897)

March 2006, common stock issued to officers and
directors through Asset Purchase Agreement	12,450,000	1,245	22,745	--	--	23,990
March 2006, common shares sold in private
placement offering ($.01 per share)	2,500,000	250	24,750	--	--	25,000
March and April 2006, common shares sold in private
placement offering ($.05 per share)	7,400,000	740	369,260	--	--	370,000
Comprehensive loss:
Net loss	--	--	--	(145,182)	--	(145,182)
Cumulative translation adjustment	--	--	--	--	179	179
Comprehensive loss	--	--	--	--	--	(145,003)

Balance at April 30, 2006	23,464,000	2,346	538,469	(277,725)	--	263,090

May through July 2006, common shares sold in private
placement offering ($.50 per share), net of offering
costs of $11,158 (Note 3) (unaudited)	4,065,000	407	2,020,935	--	--	2,021,342
July 2006, extinguishment of debt with related party
(Note 2) (unaudited)	--	--	22,582	--	--	22,582
Net loss (unaudited)	--	--	--	(213,927)	--	(213,927)

Balance at July 31, 2006 (unaudited)	27,529,000	$2,753	$2,581,986	$(491,652)	$--	$2,093,087

See accompanying notes to condensed, unaudited financial statements

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	For the Three Months Ended July 31,		June 19, 1997 (inception) Through July 31,
	2006	2005	2006
Net cash used in
operating activities	$(200,081)	$(2,455)	$(433,806)

Cash flows from investing activities:
Undeveloped oil and gas properties	(350,951)	--	(350,951)
Equipment purchases	(1,115)	--	(1,115)
Deferred cost expenditures	(7,237)	--	(7,237)
Net cash used in
investing activities	(359,303)	--	(359,303)

Cash flows from financing activities:
Expenses paid on behalf of the Company by related party	--	--	725
Proceeds from related party advances	--	7,403	51,618
Repayment of related party advances (Note 2)	(22,582)	--	(22,582)
Proceeds from the sale of common stock (Note 3)	2,032,500	--	2,538,900
Payments for offering costs	(11,158)	--	(11,158)
Net cash provided by
financing activities	1,998,760	7,403	2,557,503

Effect of exchange rate changes on cash	--	9	--

Net change in cash and
cash equivalents	1,439,376	4,957	1,764,394

Cash and cash equivalents:
Beginning of period	325,018	3,146	--

End of period	$1,764,394	$8,103	$1,764,394

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$--	$--	$--
Interest	$--	$--	$--

Noncash investing and financing transactions:
Common stock issued to officers and directors
through Asset Purchase Agreement	$--	$--	$4,884

See accompanying notes to condensed, unaudited financial statements

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

Note 1:   Basis of presentation

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company's annual financial statements for the year ended April 30, 2006, notes and accounting policies thereto included in the Company's annual report on Form 10-KSB as filed with the SEC.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

Note 2:   Related Party

Indebtedness to Related Parties
RD Capital, Inc. ("RD Capital"), a former affiliate that was controlled by the Company's previous management, advanced the Company a total of $45,164 for working capital during the years ended April 30, 2006 and 2005. During the quarter ended July 31, 2006, RD Capital agreed to accept half of the balance, or $22,582, to extinguish the entire obligation. The Company paid RD Capital $22,582 in July 2006. The Company wrote-off the remaining $22,582 to additional paid-in capital.

TDR Group, LLC ("TDR Group"), an affiliate under common control, advanced the Company $6,454 for working capital during the year ended April 30, 2006. The $6,454 balance remained outstanding at July 31, 2006. No scheduled maturity exists for the advances, which are interest free and due on demand. The advances are included in the financial statements as "Indebtedness to related parties". Management plans to settle the liability with cash, common stock, or a combination thereof. The fair value of the related party debt approximates fair value due to the short-term maturity of the instruments.

During the three months ended July 31, 2006, an officer and a shareholder paid expenses on behalf of the Company totaling $348. The $348 remained unpaid at July 31, 2006 and is included in the accompanying condensed, unaudited financial statements as accounts payable, related parties.

Rent and Services
A director provides office space to the Company at a rate of $1,200 per month. The Company paid the director $3,600 during the three months ended July 31, 2006.

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

RD Capital contributed office space to the Company at no charge for the period from January 1, 2000 through April 30, 2003. The use of such office space was valued in the accompanying financial statements based on rates for similar space in the local area.

Certain officers contributed their time and effort to the Company at no charge for the period from January 1, 2000 through April 30, 2003. The time and effort was valued in the accompanying financial statements based on prevailing rates for such labor in the local market.

Note 3:   Shareholders' Equity

During the three months ended July 31, 2006, the Company sold 4,065,000 restricted shares of its common stock for proceeds of $2,032,500, or $0.50 per share. The private offering was made in reliance on an exemption from registration of a trade in the United States under Section 4(2) of Regulation D of the United States Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. All sales were conducted through the Company's officers and director. The Company incurred $11,158 in costs related to the offering, which have been offset against the proceeds of the sales in additional paid-in capital.

Note 4:   Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a prospect (cost centre) basis. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

Costs capitalized, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on estimated gross proved reserves as determined by independent petroleum engineers.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the impairment is added to costs subject to depletion calculations.

Leasehold Acquisitions:

During the three months ended July 31, 2006, the Company acquired one (1) Oil and Gas Lease in the Sate of Wyoming for $180,648.

During the three months ended July 31, 2006, the Company acquired fifty-four (54) Oil and Gas Leases in the State of Montana for $170,303.

Index

BIG CAT ENERGY CORPORATION
(A Development Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

Note 5:   Income Tax

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses for all periods presented resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in $-0- income taxes.

Note 6:   Concentration of Credit Risk

The Company has concentrated its credit risk for cash by maintaining deposits in financial institutions, which may at times, exceed the amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation (FDIC). The loss that would have resulted from that risk totaled $252,246 at April 30, 2006, for the excess of the deposit liabilities reported by the financial institution over the amount that would have been covered by federal insurance. We have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk to cash.

Index

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Big Cat Energy Corporation (formerly Big Cat Mining Corporation):

We have audited the accompanying balance sheet of Big Cat Energy Corporation (a development stage company) as of April 30, 2006, and the related statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended April 30, 2006 and from June 19, 1997 (inception) through April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big Cat Energy Corporation as of April 30, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2006 and from June 19, 1997 (inception) through April 30, 2006 in conformity with auditing standards generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses since inception which raises a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CORDOVANO AND HONECK LLP
Cordovano and Honeck LLP
Englewood, Colorado
September 7, 2006

Index

BIG CAT ENERGY CORPORATION
(formerly Big Cat Mining Corporation)
(A Development Stage Company)
Balance Sheet
April 30, 2006

Assets
Cash	$325,018
Deferred costs (Note 1)	23,990

$349,008

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable:
Related parties (Note 2)	$2,796
Other	18,734
Accrued liabilities	12,770
Indebtedness to related parties (Note 2)	51,618

Total current liabilities	85,918

Commitments (Note 4)	-

Shareholders'' equity (Note 3):
Common stock, $.0001 par value; 100,000,000 shares authorized,
23,464,000 shares issued and outstanding	2,346
Additional paid-in capital	538,469
Deficit accumulated during development stage	(277,725)

Total shareholders' equity	263,090

$349,008

See accompanying notes to financial statements

Index

BIG CAT ENERGY CORPORATION
(formerly Big Cat Mining Corporation)
(A Development Stage Company)
Statements of Operations

	For the Years Ended April 30,		June 19, 1997 (Inception) Through April 30,
	2006	2005	2006
Costs and expenses:
Contributed services (Note 2).	$-	$-	$5,700
Contributed rent (Note 2).	-	-	4,000
Compensation and benefits.	58,322	2,851	74,492
Professional fees.	49,600	8,049	126,054
Filing and transfer agent fees.	2,063	1,685	7,175
Mineral option fees	15,336	10,296	28,586
Oil and gas leasing and permit fees	11,327	-	11,327
Other general and administrative expenses	8,534	258	20,341
Stock-based compensation - organization costs	-	-	50

Loss before income taxes.	(145,182)	(23,139)	(277,725)

Income tax provision (Note 5)	-	-	-

Net loss	$(145,182)	$(23,139)	$(277,725)

Basic and diluted loss per share	$(0.07)	$(0.02)

Weighted average common shares outstanding.	1,942,846	1,114,000

See accompanying notes to financial statements

Index

BIG CAT ENERGY CORPORATION
(formerly Big Cat Mining Corporation)
(A Development Stage Company)
Statement of Changes in Shareholders' Equity

				Deficit Accumulated	Cumulative Translation Adjustment
	Common Stock		Additional Paid-in	During Development	Other Comprehensive
	Shares	Par Value	Capital	Stage	Loss	Total
Balance at inception
June 19, 1997	-	$-	$-	$-	$-	$-

June 1997, issuance of common stock
for services, at fair value ($.0001 per share) (Note 2)	500,000	50	-	-	-	50
Net loss	-	-	-	(50)	-	(50)

Balance at April 30, 1998	500,000	50	-	(50)	-	-

Net loss	-	-	-	-	-	-

Balance at April 30, 1999	500,000	50	-	(50)	-	-

Contributed services (Note 2)	-	-	500	-	-	500
Contributed rent (Note 2)	-	-	400	-	-	400
Net loss	-	-	-	(900)	-	(900)

Balance at April 30, 2000	500,000	50	900	(950)	-	-

Contributed services (Note 2)	-	-	500	-	-	500
Contributed rent (Note 2)	-	-	1,200	-	-	1,200
Net loss	-	-	-	(2,179)	-	(2,179)

Balance at April 30, 2001	500,000	50	2,600	(3,129)	-	(479)

April, 2002, sale of common stock
(Note 3) ($.10 per share)	791,000	79	79,021	-	-	79,100
April 2002, common stock subscribed
(Note 3) ($.10 per share)	323,000	32	32,268	-	-	32,300
Cancellation of common stock (Note 2)	(500,000)	(50)	-	-	-	(50)
Contributed services (Note 2)	-	-	2,050	-	-	2,050
Contributed rent (Note 2)	-	-	1,200	-	-	1,200
Expenses paid on behalf of Company (Note 2)	-	-	725	-	-	725
Net loss	-	-	-	(9,668)	-	(9,668)

Balance at April 30, 2002	1,114,000	111	117,864	(12,797)	-	105,178

See accompanying notes to financial statements

Index

BIG CAT ENERGY CORPORATION
(formerly Big Cat Mining Corporation)
(A Development Stage Company)
Statement of Changes in Shareholders' Equity

				Deficit Accumulated	Cumulative Translation Adjustment
	Common Stock		Additional Paid-in	During Development	Other Comprehensive
	Shares	Par Value	Capital	Stage	Loss	Total

Contributed services (Note 2)	-	-	2,650	-	-	2,650
Contributed rent (Note 2)	-	-	1,200	-	-	1,200
Net loss	-	-	-	(54,086)	-	(54,086)

Balance at April 30, 2003	1,114,000	111	121,714	(66,883)	-	54,942

Comprehensive loss:
Net loss	-	-	-	(42,521)	-	(42,521)
Cumulative translation adjustment	-	-	-	-	(205)	(205)
Comprehensive loss	-	-	-	-	-	(42,726)

Balance at April 30, 2004	1,114,000	111	121,714	(109,404)	(205)	12,216

Comprehensive loss:
Net loss	-	-	-	(23,139)	-	(23,139)
Cumulative translation adjustment	-	-	-	-	26	26
Comprehensive loss	-	-	-	-	-	(23,113)

Balance at April 30, 2005	1,114,000	111	121,714	(132,543)	(179)	(10,897)

March 2006, common stock issued to officers and
directors through Asset Purchase Agreement (Note 2)	12,450,000	1,245	22,745	-	-	23,990
March 2006, common shares sold in private
placement offering ($.01 per share) (Note 3)	2,500,000	250	24,750	-	-	25,000
March and April 2006, common shares sold in private
placement offering ($.05 per share) (Note 3)	7,400,000	740	369,260	-	-	370,000
Comprehensive loss:
Net loss	-	-	-	(145,182)	-	(145,182)
Cumulative translation adjustment	-	-	-	-	179	179
Comprehensive loss	-	-	-	-	-	(145,003)

Balance at April 30, 2006	23,464,000	$2,346	$538,469	$(277,725)	$-	$263,090

See accompanying notes to financial statements

Index

BIG CAT ENERGY CORPORATION
(formerly Big Cat Mining Corporation)
(A Development Stage Company)
Statements of Cash Flows

	For the Years Ended April 30,		June 19, 1997 (inception) Through April 30,
	2006	2005	2006
Cash flows from operating activities:
Net loss	$(145,182)	$(23,139)	$(277,725)
Adjustments to reconcile net loss to net cash
used by operating activities:
Contributed services (Note 2)	-	-	5,700
Contributed rent (Note 2)	-	-	4,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	31,724	75	34,300
Net cash used in
operating activities	(113,458)	(23,064)	(233,725)

Cash flows from investing activities:
Deferred cost expenditures	(4,884)	-	(4,884)
Net cash used in
investing activities	(4,884)	-	(4,884)

Cash flows from financing activities:
Expenses paid on behalf of the Company by related party	-	-	725
Proceeds from working capital advances (Note 2)	40,151	11,467	51,618
Proceeds from the sale of common stock	395,000	-	506,400
Net cash provided by
financing activities	435,151	11,467	558,743

Effect of exchange rate changes on cash	179	26	-
Net change in cash and
cash equivalents	321,872	(11,571)	325,018

Cash and cash equivalents:
Beginning of year	3,146	14,717	-
End of year	$325,018	$3,146	$325,018

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-
Noncash investing and financing transactions:
Common stock issued to officers and directors
through Asset Purchase Agreement (Note 2)	$4,884	$-	$4,884

See accompanying notes to financial statements

Index

BIG CAT MINING CORPORATION
(A Development Stage Company)
Notes to Financial Statements

(1)     Summary of Significant Accounting Policies

Organization and Basis of Presentation

Big Cat Energy Corporation (the "Company") was incorporated as "Big Cat Investment Services" on June 19, 1997 in the State of Nevada. The Company changed its name to "Big Cat Mining Corporation" on July 31, 2001 and then changed its name to "Big Cat Energy Corporation" on March 29, 2006.

The Company is in the development stage in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.The Company has been in the development stage since inception and has no revenue-producing operations to date.

Big Cat Energy Corporation (the "Company") was incorporated on June 19, 1997 as Big Cat Investment Services, Inc. under the laws of the State of Nevada to engage in any lawful corporate purpose. The Company changed its name to Big Cat Mining Corporation on July 31, 2001, when management determined that the Company would acquire and explore a Wollastonite property in Northern British Columbia. On September 28, 2001, the Company entered into a mineral option agreement with Spirit Energy Corp. of Vancouver, British Columbia to acquire a 50% interest in 14 Wollastonite Claims in the Liard Mining Division of British Columbia. This acquisition was the first material business which the Company undertook. The Company obtained an independent review of the project which confirmed that the project was worthy of further development, however, the Company was unable to attract financing to complete a further $2,333,000 in exploration on the property which was necessary for the Company to earn a 50% undivided interest. One month before the end of the fiscal quarter ended January 31, 2006, management signed a letter agreement terminating the option agreement on the property.

On January 24, 2006, the Company entered into an Asset Purchase Agreement with TDR Group LLC of Wyoming to acquire assets consisting of the present technology and design relating to fluid redistribution in well bore environments and fluid redistribution systems as described and claimed in the U.S. provisional utility patent application of the TDR Group LLC (the "Intellectual Property").

On March 13, 2006 the Company closed the transaction and delivered 12,450,000 restricted shares of common stock to TDR Group LLC. The issuance of the 12,450,000 shares totaled approximately 91.8% of the Company's issued and outstanding common shares and resulted in a change in control of the Company. The assets purchased include not only the technology and design of the Intellectual Property as intangible assets but also all corresponding patent applications for the United States or foreign patents for the Intellectual Property, any and all right to file applications for patent for the Intellectual Property and the actual corresponding patent rights (see Note 2).

Since closing on the Asset Purchase Agreement, the Company has been engaged in the business of developing technologies and equipment related to fluid redistribution for the oil and gas industry.

The Company has no plans to change its planned business activities or to combine with another business, and management not aware of any events or circumstances that might cause these plans to change. The plan of operation is forward looking and there is no assurance that the plan of operation will be successful. The Company's prospects for profitability are not favorable unless it can market, sell, or lease its fluid redistribution technology and equipment to oil and gas companies.

In the course of its past development activities, the Company has sustained operating losses and expects such losses to continue for the foreseeable future. The Company plans to finance its operations, in the short-term, with debt and equity financing, and, in the longer term, with revenues from the sale of fluid redistribution technology and equipment. Inherent in the Company's business, however, are various risks and uncertainties, including its limited operating

Index

BIG CAT MINING CORPORATION
(A Development Stage Company)
Notes to Financial Statements

history, historical operating losses, dependence upon strategic alliances, and the limited success of start-up companies. The Company's ability to continue as a going concern is dependent upon successful completion of additional financings and ultimately, upon achieving profitable operations.

On May 3, 2006 the Company changed its name to Big Cat Energy Corporation.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at April 30, 2006.

Deferred Costs

Deferred costs consist of costs incurred to acquire patents that have not been granted. If a patent application is denied or expires, the costs incurred are charged to operations in the year the application is denied or expires. Amortization commences once a patent is granted.

Impairment and Disposal of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount.If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell. The Company recorded no impairments as of April 30,2006.

Income Taxes

The Company accounts for income taxes under the provisions of SAFS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Financial Instruments and Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts payable and accrued liabilities. At April 30, 2006, the Company believes that the fair value of its financial instruments approximate their carrying values based on their terms.

Index

BIG CAT MINING CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Stock-based Compensation

The Company accounts for stock-based compensation arrangements in accordance with Statement of Financial Accounting Standards (SFAS No. 123), "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principle Board ("APB") Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. The Company did not report pro forma disclosures in the accompanying financial statements as the Company did not grant any employee stock options as of April 30, 2006.

Foreign Currency Translation

The accounts of the Company's foreign operations have been translated into United States dollars. Assets and liabilities of those operations are translated in U.S. dollars using exchange rates as of the balance sheet date; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of shareholders' equity.

Earnings (Loss) per Common Share

Basic net income per share is computed by dividing the net income available to common shareholders (the numerator) for the period by the weighted average number of common shares outstanding (the denominator) during the period. The computation of diluted earnings is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At April 30, 2006, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment." This Statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This

Index

BIG CAT MINING CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005. Should the Company become a public company, it will be required to adopt SFAS 123R at that time or January 1, 2006, which ever is later. The Standard provides for a prospective application. Under this method, the Company will begin recognizing compensation cost for equity based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested potion of the grant date fair value of awards issued prior to the adoption based on the fair values previously calculated for disclosure purposes. At April 30, 2005, the Company had no unvested options.

(2)     Related Party Transactions

Asset Purchase Agreement
On March 13, 2006, the Company acquired Intellectual Property (see Note 1) from TDR Group LLC ("TDR Group"), an affiliate owned by the Company's officers and directors that also hold a majority ownership in the Company. The Company acquired the assets to expedite its business plan and facilitate equity financing.

Because the transaction occurred between related parties under common control, the assets acquired by the Company were recorded at the predecessor's historical cost basis, or $23,990. The Company acquired the assets in exchange for 12,450,000 restricted shares of its common stock.

Indebtedness to Related Parties
RD Capital, Inc. ("RD Capital"), a former affiliate that was controlled by the Company's previous management, advanced the Company $33,697 and $11,467 for working capital during the years ended April 30, 2006 and 2005, respectively. No scheduled maturity exists for the advances, which are interest free and due on demand. The advances, totaling $45,164, are included in the financial statements as "Indebtedness to related parties". Management plans to settle the liability with cash, common stock, or a combination thereof. The fair value of the related party debt approximates fair value due to the short-term maturity of the instruments.

TDR Group, LLC ("TDR Group"), an affiliate under common control, advanced the Company $6,454 for working capital during the year ended April 30, 2006. No scheduled maturity exists for the advances, which are interest free and due on demand. The advances are included in the financial statements as "Indebtedness to related parties". Management plans to settle the liability with cash, common stock, or a combination thereof. The fair value of the related party debt approximates fair value due to the short-term maturity of the instruments.

Contributed Rent and Services
RD Capital contributed office space to the Company at no charge for the period from January 1, 2000 through April 30, 2003. The use of such office space was valued in the accompanying financial statements based on rates for similar space in the local area.

Certain officers contributed their time and effort to the Company at no charge for the period from January 1, 2000 through April 30, 2003. The time and effort was valued in the accompanying financial statements based on prevailing rates for such labor in the local market.

Common Stock Transactions
In April 2002, the Company's CFO purchased 513,000 shares of the Company's common stock pursuant to a private offering (see Note 3). The CFO purchased the shares for $51,300, or $.10 per share.

Index

BIG CAT MINING CORPORATION
(A Development Stage Company)
Notes to Financial Statements

In June 1997, the Company issued 500,000 shares of its common stock to founders in exchange for organizing the Company. The common stock was valued at $50 as determined in good faith by the Board of Directors. In March 2002, the Company cancelled the 500,000 shares of common stock.

(3)    Shareholders' Equity

Private Offerings
During March 2006, the Company sold 2,500,000 restricted shares of its common stock for proceeds of $25,000, or $0.01 per share. The offering was made in reliance on an exemption from registration of a trade in the United States under Section 4(2) of Regulation D of the United States Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. All sales were conducted through the Company's officers and director.

During March and April 2006, the Company sold 7,400,000 restricted shares of its common stock for proceeds of $370,000, or $0.05 per share. The offering was made in reliance on an exemption from registration of a trade in the United States under Section 4(2) of Regulation D of the United States Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. All sales were conducted through the Company's officers and director.

The Company commenced an offering, pursuant to an exemption from registration requirements under Regulation S of the Securities Act of 1933, in December 2001 and closed such offering in April 2002. The Company received $111,400 in offering proceeds from the sale of 1,114,000 shares of its common stock at a price of $.10 per share.

(4)    Commitments

On September 28, 2001, the Company and Canadian Spirit Resources, Inc. ("Spirit") (formerly Spirit Energy Corp.), a British Columbia corporation, entered into an Option Agreement (the "Agreement"). Under the terms of the Agreement, Spirit granted to the Company the sole and exclusive right and option to acquire an undivided 50 percent of the right, title and interest in certain mining claims located in the Liard Mining Division of British Columbia, in exchange for agreeing to fund an exploration program and to pay to Spirit a royalty upon commencement of production. During the years ended April 30, 2006 and 2005, the Company paid Spirit $15,336 and $10,296, respectively, for mineral claim extensions and rental fees.

Exploration Funding Commitment
If the Company had acted on the option, it would have been committed to incur exploration expenditures on the mining claims in accordance with the following schedule:

Index

BIG CAT MINING CORPORATION
(A Development Stage Company)
Notes to Financial Statements

		* Amount in Commitment
		Stated in
		$CAN	or	$US
	December 31, 2005	$500,000		$425,026
	December 31, 2006	1,000,000		$850,051
	December 31, 2007	2,000,000		$1,700,102

		$3,500,000		$2,975,179

*

The amount of the commitment would change in the foreseeable future, as the Agreement is stated in Canadian dollars. The exchange rate used in the above table was approximately $1.18 (Canadian) to $1.00 (US.)

Commitment to Make Royalty Payments
Upon commencement of production, the Company would have been required to pay to Spirit a three percent (3%) net smelter returns royalty per annum.

Termination
The Company gave notice to Spirit to terminate the Option Agreement effective December 31, 2005.

(5)     Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the years ended April 30, 2006 and 2005:

	Years Ended
	April 30,
	2006	2005
U.S. statutory federal rate	27.40%	15.00%
Permanent differences	(0.14%)	0.00%
Net operating loss for which no tax
benefit is currently available	(27.26%)	(15.00%)
	0.00%	0.00%

At April 30, 2006, deferred taxes consisted of a net tax asset of $61,674, due to operating loss carryforwards of $267,268, which was fully allowed for in the valuation allowance of $61,674. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for years ended April 30, 2006 and 2005 were $39,576 and $3,471, respectively. Net operating loss carryforwards will expire through 2026.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

When the Company undergoes an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change may be subject to an annual limitation which could reduce or defer the utilization of those losses.

Index

BIG CAT MINING CORPORATION
(A Development Stage Company)
Notes to Financial Statements

(6)     Concentration of Credit Risk

The Company has concentrated its credit risk for cash by maintaining deposits in financial institutions, which may at times, exceed the amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation (FDIC). The loss that would have resulted from that risk totaled $252,246 at April 30, 2006, for the excess of the deposit liabilities reported by the financial institution over the amount that would have been covered by federal insurance. We have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk to cash.

(7)     Subsequent Events

From May through July 2006, the Company sold 4,065,000 restricted shares of its common stock for proceeds of $2,032,500, or $0.50 per share. The private offering was made in reliance on an exemption from registration of a trade in the United States under Section 4(2) of Regulation D of the United States Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. All sales were conducted through the Company's officers and director. Following the above sales, the Company's common stock increased to 27,529,000 shares issued and outstanding.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	The Twelfth Article to the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.

2.	Article VI of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100.00
Printing Expenses	$0.00
Accounting/administrative Fees and Expenses (1)	$4,900.00
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses (2)	$35,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$0.00
Miscellaneous Expenses	$0.00
TOTAL	$40,000.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

In April 2002, our then CFO purchased 513,000 shares of the Company's common stock pursuant to a private offering. The CFO purchased the shares for $51,300, or $.10 per share. The shares were issued pursuant to section 4(2) of the Securities Act of 1933. The CFO was given the same information that could be found in a Form SB-2 registration statement; no commissions were paid to anyone in connection with the issuance of the shares; the CFO was a sophisticated purchaser.

b)

On January 24, 2006, we entered into an asset purchase agreement with TDR Group LLC, a Wyoming Limited Liability Corporation, owned and controlled by our current officers and directors, wherein we acquired assets consisting of the present technology and design relating to fluid redistribution in well bore environments and fluid redistribution systems as described and claimed in the U.S. provisional utility patent application of the TDR Group, LLC and any subsequent priority application thereof (the "Invention"). These assets included not only the technology and design of the Invention as intangible assets, but also all corresponding patent applications for United States or foreign patents for the Invention, any and all right to file applications for patent for the Invention, and the actual corresponding patent rights. We acquired the assets in consideration of the issuance of 12,450,000 restricted shares of our common stock.

On March 13, 2006 we closed the transaction and delivered 12,450,000 restricted shares of common stock to TDR Group LLC. The shares were issued pursuant to section 4(2) of the Securities Act of 1933. TDR Group LLC was given the same information that could be found in a Form SB-2 registration statement; no commissions were paid to anyone in connection with the issuance of the shares; TDR Group LLC was a sophisticated purchaser.

c)

On April 28, 2006, we completed a private placement of securities and raised gross proceeds of $395,000. The net proceeds to us was $394,951. We sold a total of 9,900,000 shares of common stock to fifteen investors at prices ranging from $0.01 per share to $0.05 per share. We issued the foregoing 9,900,000 shares of common stock as restricted securities pursuant to the exemptions from registration contained in Regulation S of the Securities Act of 1933 and section 4(2) of the Securities Act of 1933. Shares sold pursuant to Regulation S were sold to non U.S. persons outside the United States of America. Shares sold pursuant to section 4(2) of the Securities Act of 1933 were sold to persons who receive the same information that can be found in a Form SB-2 registration statement and were deemed sophisticated investors in that they understood our business and were able to read and understand financial statements.

d)

On July 20, 2006, we completed a private placement of securities and raised gross proceeds of $2,032,500. The net proceeds to us was $2,021,342. We sold a total of 4,065,000 shares of common stock to fifty-five (55) investors at price of $0.50 per share. We believe that the net proceeds will last at least one year. We issued the foregoing 4,065,000 shares of common stock as restricted securities pursuant to the exemptions from registration contained in Regulation S of the Securities Act of 1933 and section 4(2) of the Securities Act of 1933. Shares sold pursuant to Regulation S were sold to non U.S. persons outside the United States of America. Shares sold pursuant to section 4(2) of the Securities Act of 1933 were sold to persons who receive the same information that can be found in a Form SB-2 registration statement and were deemed sophisticated investors in that they understood our business and were able to read and understand financial statements.

ITEM 27.     EXHIBITS.

The following Exhibits are incorporated herein by reference from our Form 100-SB Registration Statement filed with the Securities and Exchange Commission, SEC file #0-49870 filed on June 17, 2002. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.

The following documents are incorporated by reference from our Form 10-KSB filed with the Securities and Exchange Commission for the period ending April 30, 2005:

Exhibit No.	Document Description
14.1	Code of Ethics.

The following documents are incorporated by reference from our Form 10-QSB filed with the Securities and Exchange Commission for the period ending January 31, 2006:

Exhibit No.	Document Description
10.1	Asset Purchase Agreement

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.		Document Description
3.1		Amended Articles of Incorporation
5.1		Opinion of Conrad C. Lysiak, Attorney at Law
10.1	#	Agreement with Charles Peck
10.2	#	Agreement with George L. Hampton III
23.1		Consent of Cordovano and Honeck, P.C., Certified Public Accountants
23.2		Consent of Conrad C. Lysiak

#    Indicates a management contract or compensatory plan or arrangement.

ITEM 28.    UNDERTAKINGS.

A.     The undersigned Registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

  a.     include any prospectus required by Section 10(a)(3) of the Securities Act;

b.     reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c.     include any additional or changed material information with respect to the plan of distribution.
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  For the purpose of determining liability under the Securities Act to any purchaser:

  Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ("230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.     To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.     The undersigned Registrant hereby undertakes that:

  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gillette, Wyoming on this 1st day of November 2006.

BIG CAT ENERGY CORPORATION

BY:	TIMOTHY G. BARRITT
Timothy G. Barritt
President, Principal Executive Officer, and a member of the Board of Directors

BY:	ROBERT GOODALE
Robert Goodale
Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Timothy G. Barritt, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

TIMOTHY G. BARRITT	Director	November 1, 2006
Timothy G. Barritt

RICHARD STOCKDALE	Director	November 1, 2006
Richard Stockdale

RAY MURPHY	Director	November 1, 2006
Ray Murphy

_________________________	Director	November ___, 2006
Charles Peck

________________________	Director	November ___, 2006
George L. Hampton III